Exhibit 10.7
Base Salaries of Named Executive Officers
     Effective March 1, 2006, the following are the base salaries (on an annual basis) of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of Alliance Bankshares Corporation.

Thomas A. Young, Jr.	$275,000
President & CEO

Paul M. Harbolick, Jr.	$180,000
Executive Vice President & CFO

Frank H. Grace, III	$184,450
Executive Vice President

Craig W. Sacknoff	$144,305
Senior Vice President

John B. McKenney, III	$140,000
Senior Vice President & Chief Credit Officer

Thomas Patrick Danaher	$153,750
President, Alliance Insurance Agency, Inc.